For the semi-annual period ended April 30, 2007.
File number 811-4864
Jennison Value Fund

ITEM 77D
Policies with Respect to Security Investment

Cash Accumulation Trust
Liquid Assets Fund
National Money Market Fund
Dryden California Municipal Fund
California Income Series
Dryden Core Investment Fund
Taxable Money Market Series
Short-Term Bond Series
Dryden Global Real Estate Fund, Inc.
Dryden Global Total Return Fund, Inc.
Dryden Government Income Fund, Inc.
Dryden Government Securities Trust
Money Market Series
Dryden High Yield Fund, Inc.
Dryden Index Series Fund, Inc.
Dryden Stock Index Fund
Dryden Municipal Bond Fund
High Income Series
Insured Series
Dryden National Municipals Fund, Inc.
Dryden Short-Term Bond Fund, Inc.
Dryden Short-Term Corporate Bond Fund
Dryden Ultra Short Bond Fund
Dryden Small Cap Core Equity Fund, Inc.
Dryden Tax-Free Money Fund
Dryden Tax-Managed Funds
Dryden Large-Cap Core Equity Fund
Dryden Total Return Bond Fund, Inc.
Jennison 20/20 Focus Fund
Jennison Blend Fund, Inc.
Jennison Natural Resources Fund, Inc.
Jennison Sector Funds, Inc.
Jennison Financial Services Fund
Jennison Health Sciences Fund
Jennison Technology Fund
Jennison Utility Fund
Jennison Small Company Fund, Inc.
Jennison Mid-Cap Growth Fund, Inc.
Jennison Value Fund
MoneyMart Assets, Inc.
Prudential Institutional Liquidity Portfolio, Inc.
Institutional Money Market Series
Prudential Investment Portfolios, Inc.
Dryden Active Allocation Fund
JennisonDryden Asset Allocation Funds
JennisonDryden Conservative Allocation Fund
JennisonDryden Moderate Allocation Fund
JennisonDryden Growth Allocation Fund
Jennison Growth Fund
Jennison Equity Opportunity Fund
Prudential World Fund, Inc.
Dryden International Equity Fund
Strategic Partners International Value Fund
Nicholas-Applegate Fund, Inc.
Strategic Partners Opportunity Funds
Dryden Strategic Value Fund
Jennison Select Growth Fund
Strategic Partners Style Specific Funds, Inc.
Jennison Conservative Growth Fund
Dryden Small Capitalization Value Fund
Target Asset Allocation Funds, Inc.
Target Conservative Allocation Fund
Target Growth Allocation Fund
Target Moderate Allocation Fund

Supplement dated April 5, 2007 to the Prospectus
This supplement amends the Prospectus of each of the Funds referenced above, is in addition to any existing supplement to a Fund's Prospectus, and amends the prior supplement to each Fund's prospectus dated February 21, 2007. All of the changes contained in this supplement will be effective on or about
May 29, 2007.
1. The Transfer Agent's addresses under the captions "How to Buy Shares-Opening an Account," "Additional Shareholder Services-Automatic Reinvestment," "How to Sell Your Shares," and "How to Exchange Your Shares" and on the back cover of each prospectus are deleted and replaced with the following address, except for the Prudential Institutional Liquidity Portfolios, Inc.:
Prudential Mutual Fund Services LLC
P.O. Box 9658
Providence, RI 02940
2. With respect to Prudential Institutional Liquidity Portfolios, Inc. only, the Transfer Agent's address under the captions "How to Buy Shares-Opening an Account," "Additional Shareholder Services-Automatic Reinvestment," "How to Sell Your Shares," and "How to Exchange Your Shares" and on the back cover of each prospectus is deleted and replaced with the following address:
Prudential Mutual Fund Services LLC
P.O. Box 9656
Providence, RI 02940
3. The following disclosure is to be added to the caption entitled "How to Sell Your Shares- Contingent Deferred Sales Charge
CDSC:"
       As part of the sourcing of certain Transfer
Agency operations from Prudential Mutual Fund
Services, Inc. ("PMFS") to PFPC that is anticipated to occur in or about May 29, 2007, the methodology for calculating your CDSC will change from a "dollar lot" to a "share lot" methodology. The methodologies are comparable, and there will be no change in the types of shares excluded from the CDSC calculation, as described above. The amount of CDSC calculated using a "share lot" calculation may be lower or higher compared to a "dollar lot" calculation, depending upon various factors such as whether the investor purchased fund shares in one or more lots and whether there has been net aggregate appreciation or depreciation across all shares subject to the CDSC.

Cash Accumulation Trust
       Liquid Assets Fund
       National Money Market Fund
Dryden California Municipal Fund
       California Income Series
Dryden Core Investment Fund
       Taxable Money Market Series
       Short-Term Bond Series
Dryden Global Real Estate Fund, Inc.
Dryden Global Total Return Fund, Inc.
Dryden Government Income Fund, Inc.
Dryden Government Securities Trust
       Money Market Series
Dryden High Yield Fund, Inc.
Dryden Index Series Fund, Inc.
       Dryden Stock Index Fund
Dryden Municipal Bond Fund
       High Income Series
       Insured Series
Dryden National Municipals Fund, Inc.
Dryden Short-Term Bond Fund, Inc.
       Dryden Short-Term Corporate Bond Fund
       Dryden Ultra Short Bond Fund
Dryden Small Cap Core Equity Fund, Inc.
Dryden Tax-Free Money Fund
Dryden Tax-Managed Funds
       Dryden Large-Cap Core Equity Fund
Dryden Total Return Bond Fund, Inc.
Jennison 20/20 Focus Fund
Jennison Blend Fund, Inc.
Jennison Natural Resources Fund, Inc.
Jennison Sector Funds, Inc.
       Jennison Financial Services Fund
       Jennison Health Sciences Fund
       Jennison Technology Fund
       Jennison Utility Fund
Jennison Small Company Fund, Inc.
Jennison Mid-Cap Growth Fund, Inc.
Jennison Value Fund
MoneyMart Assets, Inc.
Prudential Institutional Liquidity Portfolio, Inc.
       Institutional Money Market Series
Prudential Investment Portfolios, Inc.
       Dryden Active Allocation Fund
       JennisonDryden Asset Allocation Funds
       JennisonDryden Conservative Allocation Fund
       JennisonDryden Moderate Allocation Fund
       JennisonDryden Growth Allocation Fund
       Jennison Growth Fund
       Jennison Equity Opportunity Fund
Prudential World Fund, Inc.
       Dryden International Equity Fund
       Strategic Partners International Value Fund
Nicholas-Applegate Fund, Inc.
Strategic Partners Opportunity Funds
       Dryden Strategic Value Fund
       Jennison Select Growth Fund
Strategic Partners Style Specific Funds, Inc.
       Jennison Conservative Growth Fund
       Dryden Small Capitalization Value Fund
Target Asset Allocation Funds, Inc.
       Target Conservative Allocation Fund
       Target Growth Allocation Fund
       Target Moderate Allocation Fund
Supplement dated April 5, 2007 to the Statement of Additional Information This supplement amends the Statement of Additional
Information of each of the funds referenced above, is in addition to any existing supplement to a Fund's Statement of Additional Information, and amends the prior supplement to each Fund's prospectus dated February 21, 2007. All of the changes contained in this supplement will be effective on or about May 29, 2007 .
1.The last sentence of the second paragraph under the section captioned "Purchase, Redemption and Pricing of Fund
Shares-Sale of Shares" is deleted and replaced with the following, except for the Prudential Institutional Liquidity
Portfolios, Inc.:
All correspondence and documents concerning redemptions should be sent to the Fund in care of Prudential Mutual Fund Services LLC, P.O. Box
9658, Providence, Rhode Island 02940, to the
Distributor or to your broker.
2. With respect to Prudential Institutional Liquidity
Portfolios, Inc. only, the last sentence of the second paragraph under the section captioned "Purchase, Redemption and Pricing of Fund Shares-Sale of Shares" is deleted and replaced with the following:
All correspondence and documents concerning redemptions should be sent to the Fund in care of Prudential Mutual Fund Services LLC, P.O. Box 9656, Providence, Rhode Island 02940, to the Distributor or to your broker.